Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Commonwealth Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-226681 and No. 333-187288) on Form S-3, in the registration statements (No. 033-55687 and No. 333-159090) on Form S-8 and in the registration statement (No. 333-214703) on Form S-4 of First Commonwealth Financial Corporation of our reports dated March 1, 2019, with respect to the consolidated statements of financial condition of First Commonwealth Financial Corporation as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of First Commonwealth Financial Corporation.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
March 1, 2019